UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2011 (July 29, 2011)

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2011, Pebblebrook Hotel Trust (the “Company”) closed on the previously disclosed investment in a joint venture with Denihan Ownership Company, LLC (“DOC”), an affiliate of Denihan Hospitality Group (“Denihan”).  The joint venture is composed of two entities: DP Fee Holding Co., LLC (“Owner JV”) and DP Lease Holding, LLC (“Lessee JV”).  Owner JV owns six hotels located in Manhattan, New York, as further described below, and is governed by an operating agreement (the “Owner JV Operating Agreement”) between Cardinals Owner LLC (“Cardinal Sub”), a wholly owned subsidiary of the Company and DOC. Lessee JV owns six entities that serve as lessees for each hotel, and is governed by an operating agreement (the “Lessee JV Operating Agreement”) between a subsidiary of the Company’s taxable REIT subsidiary and DOC.  The Company purchased a 49% interest in each entity for an aggregate price of approximately $153.6 million.

Each of the Owner JV Operating Agreement and the Lessee JV Operating Agreement (each, an “Operating Agreement”) provides that all decisions on behalf of the applicable joint venture entity will be made jointly by both members thereto (with certain limited exceptions set forth therein).  Either member may initiate a call for further capital contributions of the members to the extent necessary to preserve, protect or maintain the hotels or the interests of the joint venture entities therein.

Owner JV distributed a portion of the purchase price to DOC and its affiliates, but retained approximately $81.1 million of the cash investment (the “Preferred Capital”).  All or any portion of the Preferred Capital may be loaned to affiliates of Denihan at an interest rate equal to the applicable IRS federal rate for the term of such loan, and any such loan must be guaranteed by DOC and supported by DOC’s pledge of all of its equity in Owner JV and Lessee JV.   The Owner JV Operating Agreement provides that upon the request of DOC from time to time at any time after the later of (a) October 30, 2013 or (b) the date on which the joint venture has refinanced, modified or extended the $596.6 million in existing first mortgage and mezzanine debt on the six hotel properties, Owner JV must distribute to DOC all or any part of the accrued but unpaid Preferred Return (as defined below) and, to the extent not then loaned to a Denihan affiliate, the unreturned Preferred Capital.

The Owner JV Operating Agreement provides that Owner JV will distribute its Operating Cash Flow (as defined therein) as follows:

•	first, to DOC to provide a cumulative, annually compounded return on the unreturned Preferred Capital equal to the applicable IRS federal rate less one-half of one percent (the “Preferred Return”);
•	thereafter, to the members in proportion to their then-current respective percentage interests.

The Owner JV Operating Agreement further provides that Owner JV will distribute its Extraordinary Cash Flow (as defined therein) as follows:

•	first, to DOC to the extent of any accrued and unpaid Preferred Return;
•	second, to DOC to the extent of any unreturned amount of its Preferred Capital (to the extent not loaned to Denihan affiliates);
•	thereafter, to the members in proportion to their then-current respective percentage interests in the Joint Venture.

The Lessee JV Operating Agreement provides that all cash flow will be distributed to its members in proportion to their then-current respective percentage interests in the Lessee JV.

Each Operating Agreement provides that after July 29, 2016, and subject to certain rights specified therein, each member shall have the right to: (a) sell all of its membership interests in the applicable joint venture; (b) cause the applicable joint venture to sell one or more, but fewer than all, of its hotel properties; and (c) cause the applicable joint venture to sell its entire portfolio of hotel properties (a “Portfolio Sale”).  Prior to July 29, 2016, a member may make a Portfolio Sale if the other member has committed and not cured an Event of Default (as defined in each Operating Agreement) and DOC may make a Portfolio Sale if any hotel management agreement with respect to any of the hotels has been terminated other than for “cause” (as defined therein).  In each of these sale cases, each member will have a right of first offer to purchase the other member’s interests or the properties owned by the applicable joint venture, as applicable, to be sold to a third party.

The preceding summary of the Operating Agreements is qualified in its entirety by reference to the terms of each Operating Agreement, copies of which are filed as Exhibits 10.1 and 10.2 filed herewith.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 29, 2011, the Company closed on its previously disclosed investment in the joint venture described above pursuant to a Contribution Agreement, dated June 20, 2011 (the “Contribution Agreement”) with two affiliates of Denihan.  The material provisions of the Contribution Agreement are described in the Company’s Current Report on Form 8-K filed on June 24, 2011, to which a copy of the Contribution Agreement was filed as Exhibit 10.1.

The joint venture owns six upper upscale hotels – Affinia Manhattan, Affinia Shelburne, Affinia Dumont, Affinia 50, Affinia Gardens and The Benjamin (collectively, the “Manhattan Collection”). The transaction values the six hotels at approximately $910 million (subject to working capital and similar adjustments). The hotels are currently subject to $596.6 million in existing first mortgage and mezzanine debt which matures in February 2013.  The hotels will continue to be managed by Denihan, the hotel’s current manager.  The transaction was funded with approximately $111.6 million in available cash and $42.0 million of borrowings from the Company’s senior unsecured credit facility.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on August 1, 2011 announcing that it had closed on the previously announced investment in the Joint Venture, which owns the Manhattan Collection. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the materials about the Manhattan Collection that the Company intends to distribute is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein. Additionally, the Company has posted a copy of these materials in the investor relations section of its website at www.pebblebrookhotels.com.  Except as expressly provided herein, the information available on such website shall not be deemed incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but no later than October 14, 2011, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) are currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but no later than October 14, 2011, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

 (d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Operating Agreement of DP Fee Holding Co., LLC, dated July 29, 2011.

10.2	Operating Agreement of DP Lease Holding, LLC, dated July 29, 2011.

99.1	Press release issued on August 1, 2011.

99.2	Materials about the Manhattan Collection.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
August 4, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Operating Agreement of DP Fee Holding Co., LLC, dated July 29, 2011.

10.2	Operating Agreement of DP Lease Holding, LLC, dated July 29, 2011.

99.1	Press release issued on August 1, 2011.

99.2	Materials about the Manhattan Collection.